                                    NOVATION

                                       OF

                             PARTICIPATION AGREEMENT

     This Novation Agreement dated as of September 1, 2005 is by and among
AMERICAN CENTURION LIFE ASSURANCE COMPANY (the "Company"), a New York
corporation, on its own behalf and on behalf of each separate account of the
Company named in Schedule 1 to Participation Agreement (as defined below),
PREMIER VIT, an open-end diversified management investment company organized under the laws of the State of Massachusetts (the "Fund"), OCC DISTRIBUTORS LLC,
a Delaware limited liability company ("OCC Distributors"), and ALLIANZ GLOBAL
INVESTORS DISTRIBUTORS LLC, a Delaware limited liability company ("AGI
Distributors").

     WHEREAS, the name of the Fund was changed from OCC Accumulation Trust to
PIMCO Advisors VIT. Most recently, on May 1, 2005, the name of the Fund was changed to Premier VIT.

     WHEREAS, the Company, the Fund and OCC Distributors entered into a
Participation Agreement on September 17, 1997 ("Participation Agreement");

     WHEREAS, each of AGI Distributors and OCC Distributors is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of
Securities Dealers, Inc.;

     WHEREAS, the Company, the Fund and OCC Distributors desire that OCC
Distributors be replaced as the Fund's principal underwriter by AGI
Distributors; and

     WHEREAS, the Company and the Fund desire to affect a novation of the
Participation Agreement so that AGI Distributors is substituted for OCC
Distributors as a party to such agreement and OCC Distributors is released from its obligations under such agreement, AGI Distributors desires to accept the novation thereof, and OCC Distributors desires to consent to such novation.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Novation and Acceptance. Subject to the terms and conditions contained herein, the Company and the Fund hereby affect a novation of the Participation
Agreement to substitute AGI Distributors for OCC Distributors as party to such agreement (the "Novation"), AGI Distributors hereby accepts such novation and agrees to undertake all of OCC Distributors' duties and obligations under the
Participation Agreement. The Company and AGI Distributors hereby release OCC
Distributors from all of its duties and obligations under the Participation
Agreement and OCC Distributors hereby consents to such novation.

     2. Term. The novation shall become effective on the September 15, 2005 and shall extend for so long as the terms specified in Section 10 of the
Participation Agreement are satisfied or until terminated in accordance with said Section 10.

     3. No Termination. The parties agree that the novation shall not constitute a termination of the Participation Agreement for purposes of Section 10 of the
Participation Agreement, and that the Participation Agreement, as so novated, shall remain in full force and effect after the novation.

     IN WITNESS WHEREOF, the parties hereto have caused this Novation Agreement to be executed by a duly authorized representative as of the day and year first above written.

AMERICAN CENTURION LIFE                     PREMIER VIT
ASSURANCE COMPANY

By: /s/ Gumer C. Alvero                     By: /s/ Brian S. Shlissel
    -------------------------------             -------------------------------
Name: Gumer C. Alvero                           Name: Brian S. Shlissel
Title: Vice President - Annuities               Title: President & CEO

OCC DISTRIBUTORS                            ALLIANZ GLOBAL INVESTORS
                                            DISTRIBUTORS LLC

By: /s/ Francis C. Poli                     By: /s/ E. Blake Moore, Jr.
    -------------------------------             -------------------------------
Name: Francis C. Poli                           Name: E. Blake Moore, Jr.
Title: CEO                                      Title: Managing Director & CEO